Exhibit 99.1
FOR IMMEDIATE PRESS RELEASE

FOR:	PMC Commercial Trust	CONTACT:	Investor Relations
	17950 Preston Road, Suite 600		972-349-3235
Dallas, TX 75252
PMC Commercial Trust Announces Third Quarter and Year-To-Date Results
PMC Commercial Trust
AMEX (Symbol PCC)

Dallas, TX	November 9, 2005
PMC Commercial Trust (AMEX: PCC) announced third quarter and year-to-date results today. Our income from continuing operations was $1,398,000 ($0.13 per share) during the three months ended September 30, 2005 compared to $2,251,000 ($0.21 per share) during the three months ended September 30, 2004. For the three months ended September 30, 2005, net income was $2,004,000, or $0.19 per share, compared to $3,148,000, or $0.29 per share, for the three months ended September 30, 2004.
Our income from continuing operations was $6,143,000 ($0.56 per share) during the nine months ended September 30, 2005 compared to $6,981,000 ($0.71 per share) during the nine months ended September 30, 2004. For the nine months ended September 30, 2005, net income was $8,353,000, or $0.76 per share, compared to $20,977,000, or $2.12 per share, for the nine months ended September 30, 2004. Our net income for the nine months ended September 30, 2004 included an extraordinary gain resulting from the merger with PMC Capital, Inc. of $11,593,000.
Our income from continuing operations decreased by $853,000 and $838,000, respectively, during the three and nine months ended September 30, 2005 compared to the three and nine months ended September 30, 2004. The primary reason for the decrease in income from continuing operations was impairment losses on certain hotel properties and a provision for loss on rent and related receivables of $1,083,000 and $1,897,000 during the three and nine months ended September 30, 2005, respectively.
Our income from discontinued operations was $606,000 ($0.06 per share) during the three months ended September 30, 2005 compared to $897,000 ($0.08 per share) during the three months ended September 30, 2004 and $2,210,000 ($0.20 per share) during the nine months ended September 30, 2005 compared to $2,403,000 ($0.24 per share) during the nine months ended September 30, 2004.
Our discontinued operations included gains from sales of real estate of $1,038,000 and $2,152,000 during the three and nine months ended September 30, 2005, respectively, compared to losses during the three and nine months ended September 30, 2004 of $354,000 and $136,000, respectively. The gains during the nine months ended September 30, 2005 were from the sale of five hotel properties and four assets acquired in liquidation for approximately $16.7 million. Offsetting these gains from sales of real estate were the net earnings (loss) from hotel operations. During the three and nine months ended September 30, 2005 we had a net loss from hotel operations included in discontinued operations of $297,000 and net earnings of $1,233,000, respectively, compared to net earnings from hotel operations of $1,277,000 and $2,565,000, respectively, during the three and nine months ended September 30, 2004. The primary cause of the reductions in net earnings was (a) a reduction in rent charged to our tenant commencing October 1, 2004, (b) fewer properties due to the sale of hotel properties, and (c) accrued but unpaid real estate taxes incurred by our tenant during 2005.
The tenant of our owned hotel properties filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code (“Chapter 11”) on June 22, 2005. Arlington Hospitality, Inc. (their parent company and the guarantor of the obligations under the lease) filed for bankruptcy protection under Chapter 11 on August 31, 2005. As a result, we performed an analysis of our anticipated future distribution to determine the collectibility of our rent and related receivables based on best available information provided to us through the bankruptcy proceedings and determined that an allowance of approximately $1.1 million was necessary on these assets as of September 30, 2005.
In addition, we performed a recoverability test for our hotel properties and determined that some of our hotel properties are deemed impaired. The aggregate impairment charge was approximately $2.0 million which was recorded during the nine months ended September 30, 2005.

PMC COMMERCIAL TRUST — Page 2	Earnings Press Release	November 9, 2005
Dr. Andrew S. Rosemore, Chairman of the Board of Trust Managers stated, “The Arlington bankruptcies have been problematic with a resultant reduction to our net income. However, we are well on our way to resolving these issues with a substantive sale of the Amerihost hotels. We have sold 17 properties since 2000 and have 13 properties remaining. It is our intention to sell nine of the remaining properties over the next 12 months. The other four properties have loans with significant prepayment penalties that will in all likelihood delay their sale although we intend to seek lease opportunities. While there can be no assurance of the net proceeds that we will receive from selling our properties, we believe that the net proceeds on an aggregate basis will be approximately $29.5 million compared to our net book value at September 30, 2005 of approximately $25.9 million. We anticipate that Arlington will reject the leases on these 13 properties soon which will allow us to proceed with an unencumbered sales process.
In reviewing our year-to-date performance, I am pleased to note that our core lending business has improved significantly with operating income of $8,953,000 compared to $7,414,000 for the nine months of 2005 and 2004, respectively. During this period our level of fundings decreased to $30.3 million (compared to $38.9 million) as a result of many factors but it is important to note that there has been a gradual increase in our commitments for future fundings to $53.3 million. Hopefully, this pipeline will provide a foundation for an increase in our core business for 2006. As always, we are committed to funding new loans that will allow us to maintain our consistent 26-year history of loan quality.
As a result of the uncertainties relating to our hotel properties and the related receivables, the Board of Trust Managers reduced the dividend for the July and October payout to $0.30 per share. While there can be no assurance that other significant events might cause a further reduction, it is anticipated that the year-end dividend (scheduled to be paid in January 2006), will also be $0.30 per share.
Once again, I appreciate our investors’ patience as we proceed expeditiously to refocus our company with its core business that has been so rewarding to our long-term shareholders.”
Financial Position and Results of Operations
The following tables contain comparative selected financial data as of September 30, 2005 and December 31, 2004 and for the three and nine months ended September 30, 2005 and 2004:
Financial Position Information:
(Dollars in thousands)

	September 30,	December 31,	Increase
	2005	2004	(Decrease) %
Loans receivable, net	$139,652	$128,234	9%
Retained interests in transferred assets	$63,487	$70,523	(10)%
Real estate investments, net	$25,913	$38,082	(32)%
Total assets	$246,191	$253,840	(3)%
Notes and debentures payable	$35,403	$60,749	(42)%
Junior subordinated notes	$27,070	$—	—
Credit facilities	$9,605	$14,600	(34)%
Total beneficiaries’ equity	$158,314	$161,304	(2)%
Shares outstanding	10,874,221	10,876,961	—

PMC COMMERCIAL TRUST — Page 3	Earnings Press Release	November 9, 2005
RESULTS OF OPERATIONS
(Dollars in thousands, except per share information)

	Nine Months Ended September 30,			Three Months Ended September 30,
	2005	2004	Inc (Dec) %	2005	2004	Inc (Dec) %
Income:
Interest income	$8,201	$5,705	44%	$2,889	$2,336	24%
Lease income	953	934	2%	180	317	(43)%
Income from retained interests in transferred assets	6,953	5,974	16%	2,527	2,131	19%
Other income	2,766	2,228	24%	904	948	(5)%

Total income	18,873	14,841	27%	6,500	5,732	13%

Expenses:
Interest	3,471	2,918	19%	1,220	1,089	12%
Advisory and servicing fees to affiliate, net	—	249	(100)%	—	—	N/A
Depreciation	285	311	(8)%	72	105	(31)%
Salaries and related benefits	3,356	2,375	41%	1,127	1,113	1%
General and administrative	2,365	1,375	72%	1,083	519	109%
Impairment losses	814	—	N/A	—	—	N/A
Realized losses on retained interests in transferred assets	387	717	(46)%	156	616	(75)%
Provision for loss on rent and related receivables	1,083	—	N/A	1,083	—	N/A
Provision for (reduction of) loan losses	394	(208)	(289)%	125	(3)	(4,267)%

Total expenses	12,155	7,737	57%	4,866	3,439	41%

Income before income tax provision, minority interest, discontinued operations and extraordinary item	6,718	7,104	(5)%	1,634	2,293	(29)%

Income tax provision	(508)	(70)	626%	(214)	(19)	1,026%
Minority interest (preferred stock dividend of subsidiary)	(67)	(53)	26%	(22)	(23)	(4)%

Income from continuing operations	6,143	6,981	(12)%	1,398	2,251	(38)%

Discontinued operations	2,210	2,403	(8)%	606	897	(32)%

Income before extraordinary item	8,353	9,384	(11)%	2,004	3,148	(36)%

Extraordinary item: negative goodwill	—	11,593	(100)%	—	—	N/A

Net income	$8,353	$20,977	(60)%	$2,004	$3,148	(36)%

Basic weighted average shares outstanding	10,886	9,887		10,894	10,857

Basic and diluted earnings per share:
Income from continuing operations	$0.56	$0.71	(21)%	$0.13	$0.21	(38)%
Discontinued operations	0.20	0.24	(17)%	0.06	0.08	(25)%
Extraordinary item	—	1.17	(100)%	—	—	N/A

Net income	$0.76	$2.12	(64)%	$0.19	$0.29	(34)%

PMC COMMERCIAL TRUST — Page 4	Earnings Press Release	November 9, 2005
Real Estate Investment Trust (“REIT”) Taxable Income
REIT taxable income is presented to assist investors in analyzing our performance and is a measure that is presented quarterly in our consolidated financial statements and is one of the factors utilized by our Board of Trust Managers in determining the level of dividends to be paid to our shareholders.
The following reconciles net income to REIT taxable income:

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
	(In thousands)
Net income	$8,353	$20,977	$2,004	$3,148
Less: taxable REIT subsidiaries net income, net of tax	(1,158)	(79)	(699)	(12)
Add: book depreciation	1,166	1,405	300	473
Less: tax depreciation	(1,175)	(1,393)	(455)	(464)
Book/tax difference on property sales	37	44	(254)	44
Book/tax difference on lease income	(11)	—	1,083	—
Book/tax difference on retained interests in transferred assets, net	1,616	2,612	67	1,193
Impairment losses	1,989	—	135	—
Negative goodwill	—	(11,593)	—	—
Asset valuation	291	(441)	54	(208)
Other book/tax differences, net	(206)	418	(6)	281

REIT taxable income	$10,902	$11,950	$2,229	$4,455

Distributions declared	$10,340	$10,441	$3,264	$3,695

CERTAIN MATTERS DISCUSSED IN THIS PRESS RELEASE ARE “FORWARD-LOOKING STATEMENTS” INTENDED TO QUALIFY FOR THE SAFE HARBORS FROM LIABILITY ESTABLISHED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS CAN GENERALLY BE IDENTIFIED AS SUCH BECAUSE THE CONTEXT OF THE STATEMENT WILL INCLUDE WORDS SUCH AS THE COMPANY “EXPECTS,” “ANTICIPATES” OR WORDS OF SIMILAR IMPORT. SIMILARLY, STATEMENTS THAT DESCRIBE THE COMPANY’S FUTURE PLANS, OBJECTIVES OR GOALS ARE ALSO FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, INCLUDING THE FINANCIAL PERFORMANCE OF THE COMPANY, REAL ESTATE CONDITIONS AND MARKET VALUATIONS OF ITS STOCK, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED. ALTHOUGH THE COMPANY BELIEVES THE EXPECTATIONS REFLECTED IN ANY FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, THE COMPANY CAN GIVE NO ASSURANCE THAT ITS EXPECTATIONS WILL BE ATTAINED. SHAREHOLDERS, POTENTIAL INVESTORS AND OTHER READERS ARE URGED TO CONSIDER THESE FACTORS CAREFULLY IN EVALUATING THE FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS MADE HEREIN ARE ONLY MADE AS OF THE DATE OF THIS PRESS RELEASE AND THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE SUCH FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.